Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

PEBBLEBROOK HOTEL TRUST REPORTS THIRD QUARTER 2015 RESULTS

SAME-PROPERTY EBITDA INCREASED 8.6 PERCENT; SAME-PROPERTY REVPAR INCREASED 4.0 PERCENT; ADJUSTED EBITDA ROSE 29.6 PERCENT; ADJUSTED FFO PER DILUTED SHARE CLIMBED 22.1 PERCENT

BETHESDA, MD, OCTOBER 22, 2015 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the third quarter ended September 30, 2015. The Company’s results include the following:

	Third Quarter		Nine Months Ended, September 30
	2015	2014	2015	2014
	($ in millions except per share and RevPAR data)

Net income (loss) to common shareholders	$31.6	$23.7	$52.3	$38.3
Net income (loss) per diluted share	$0.43	$0.36	$0.72	$0.59

Same-Property RevPAR(1)	$230.36	$221.58	$208.27	$200.53
Same-Property RevPAR growth rate	4.0%		3.9%

Same-Property EBITDA(1)	$88.6	$81.6	$212.6	$193.6
Same-Property EBITDA growth rate	8.6%		9.8%
Same-Property EBITDA Margin(1)	36.9%	35.4%	33.6%	31.7%

Adjusted EBITDA(1)	$82.4	$63.6	$195.2	$146.4
Adjusted EBITDA growth rate	29.6%		33.4%

Adjusted FFO (1)	$60.4	$44.7	$136.8	$97.5
Adjusted FFO per diluted share(1)	$0.83	$0.68	$1.88	$1.50
Adjusted FFO per diluted share growth rate	22.1%		25.3%

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Revenue Per Available Room (“RevPAR”), Average Daily Rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“In the third quarter, we continued to deliver strong bottom-line results, as we made good progress remixing our customer segments throughout our portfolio, particularly at our recently renovated hotels, while also implementing our best practice initiatives,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “The U.S. lodging industry, along with our portfolio, experienced healthy, but more modest demand growth in the third quarter, as demand was negatively impacted by the Labor Day and other holiday shifts, as well as weaker leisure and international inbound travel in the quarter.

“While we remain encouraged by the overall positive industry fundamentals as demand growth continues to outpace supply growth, we are slightly reducing our outlook for the balance of 2015 due to the recent lackluster data on global growth, weaker job growth and softer international inbound travel demand, as these variables prompt us to be more cautious in our hotel demand growth rate expectations for the fourth quarter,” noted Mr. Bortz.

Third Quarter Highlights

▪
Same-Property RevPAR: Same-Property RevPAR in the third quarter of 2015 increased 4.0 percent over the same period of 2014 to $230.36. Same-Property ADR grew 5.3 percent from the third quarter of 2014 to $260.74. Same-Property Occupancy decreased 1.3 percent to 88.4 percent.

▪	Same-Property EBITDA: The Company’s hotels generated $88.6 million of Same-Property EBITDA for the quarter ended September 30, 2015, rising 8.6 percent compared with the same period of 2014.

Same-Property Revenues increased 3.9 percent, while Same-Property Hotel Expenses increased by only 1.4 percent. As a result, Same-Property EBITDA Margin for the third quarter of 2015 grew to 36.9 percent, representing an increase of 159 basis points.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA rose to $82.4 million from $63.6 million in the prior year period, an increase of $18.8 million, or 29.6 percent.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed 35.3 percent to $60.4 million from $44.7 million in the prior year period.

▪
Dividends: On September 15, 2015, the Company declared a regular quarterly cash dividend of $0.31 per share on its common shares, a regular quarterly cash dividend of $0.4921875 per share on its 7.875% Series A Cumulative Redeemable Preferred Shares, a regular quarterly cash dividend of $0.50 per share on its 8.00% Series B Cumulative Redeemable Preferred Shares and a regular quarterly cash dividend of $0.40625 per share on its 6.50% Series C Cumulative Redeemable Preferred Shares.

“We’re extremely pleased with our asset management team’s efforts to improve the profitability and cash flows of our hotels, as we work with our hotel teams to implement our wide array of best practices and initiatives,” continued Mr. Bortz. “Same-Property EBITDA for our portfolio increased 8.6% in the third quarter and it’s up 9.8% year-to-date, representing healthy growth for both periods, and our long-term focus on growing Same-Property EBITDA is yielding successful results that are driving increasing hotel values throughout our portfolio.”

Capital Reinvestment and Asset Management

During the third quarter, the Company invested $21.9 million in capital improvements throughout its portfolio. The Company’s capital improvements included $4.3 million at Hotel Zephyr Fisherman’s Wharf, following its redevelopment and re-launch in June, $2.7 million at The Prescott Hotel San Francisco and $1.8 million at W Los Angeles - West Beverly Hills. In July, the addition of 10 guest rooms at the 252-room Dumont NYC was completed. In September, the Company began the comprehensive public area and guest room renovation and repositioning of The Westin Colonnade, Coral Gables, which is expected to be completed in phases by the end of the third quarter of 2016.

During the remainder of 2015, the Company has various renovations and repositionings planned at a number of its properties, including:

▪
The Prescott Hotel San Francisco, which will undergo a full renovation and repositioning that is planned to commence November 1, at which time the hotel will be closed and then reopened under the name Hotel Zeppelin San Francisco by the second quarter of 2016; and

▪
The Nines, a Luxury Collection Hotel, Portland, which is expected to commence a rooms renovation and lobby and meeting space refresh late in the fourth quarter of 2015, with completion planned by the second quarter of 2016.

Year-to-Date Highlights

▪
Same-Property RevPAR, ADR and Occupancy: Same-Property RevPAR for the nine months ended September 30, 2015 increased 3.9 percent over the same period of 2014 to $208.27. Year-to-date Same-Property ADR grew 5.5 percent from the comparable period of 2014 to $245.63, while year-to-date Same-Property Occupancy declined 1.5 percent to 84.8 percent.

▪	Same-Property Hotel EBITDA: The Company’s hotels generated $212.6 million of Same-Property Hotel EBITDA for the nine months ended September 30, 2015, an improvement of 9.8 percent compared with the same period of 2014. Same-Property Hotel Revenues grew 3.7 percent, while Same-Property Hotel Expenses rose just 0.8 percent. As a result, Same-Property Hotel EBITDA Margin for the nine months ended September 30, 2015 increased 187 basis points to 33.6 percent as compared to the same period last year.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA increased 33.4 percent, or $48.8 million, to $195.2 million from $146.4 million in the prior year period.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed 40.3 percent to $136.8 million from $97.5 million in the prior year period.

Balance Sheet

As of September 30, 2015, the Company had $1.1 billion in consolidated debt and $225.4 million in unconsolidated, non-recourse, secured debt, both at weighted-average interest rates of 3.6 percent. As of September 30, 2015, the Company had $525.0 million outstanding in the form of unsecured term loans and a $175.0 million outstanding balance on its $450.0 million senior unsecured revolving credit facility, and the Company had $53.0 million of consolidated cash, cash equivalents and restricted cash, and $13.6 million of unconsolidated cash, cash equivalents and restricted cash. The unconsolidated debt, cash, cash equivalents and restricted cash amounts represent the Company’s 49 percent interest in its six-hotel joint venture (the “Manhattan Collection”).

On September 30, 2015, as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.0 times and total net debt to trailing 12-month corporate EBITDA was 4.8 times. Excluding its interest in the off-balance sheet Manhattan Collection, the Company’s fixed charge coverage ratio was 3.1 times, and net debt to trailing 12-month corporate EBITDA was 4.4 times.

Capital Markets

During and subsequent to the third quarter, the Company completed several capital transactions to help maintain its prudent capital structure and strong balance sheet, including the funding of a recently executed term loan and retiring a maturing mortgage loan:

▪
On June 10, 2015, the Company executed a new $125.0 million unsecured term loan facility. The new term loan funded on July 10, 2015, with the proceeds used to pay down outstanding borrowings on the Company’s revolving credit facility.

▪
On October 6, 2015, using proceeds from the Company’s revolving credit facility, the Company repaid a $48.6 million mortgage secured by InterContinental Buckhead Atlanta, which was subject to a 4.88% interest rate.

2015 Outlook

The Company's outlook for 2015, which has been amended to reflect the Company’s third quarter performance and adjusted expectations, incorporates the expected impact of the Company’s various capital investment projects and property repositioning strategies.

The Company’s outlook for 2015 is as follows:

	New 2015 Outlook		Variance to Prior Outlook
	as of October 22, 2015		as of September 14, 2015
	Low	High	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income (loss) to common shareholders	$65.3	$67.3	$2.9	$2.1
Net income per diluted share	$0.90	$0.93	$0.04	$0.03

Adjusted EBITDA	$259.3	$261.3	($1.5)	($2.2)

Adjusted FFO	$179.5	$181.5	($0.1)	($0.8)
Adjusted FFO per diluted share	$2.47	$2.50	—	($0.01)

This amended 2015 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	2.0%	2.5%	—	—
U.S. Hotel Industry RevPAR growth rate	6.0%	7.0%	—	—

Same-Property RevPAR	$205.75	$206.75	($1.25)	($1.25)
Same-Property RevPAR growth rate	3.5%	4.0%	(1.0%)	(1.0%)

Same-Property EBITDA	$282.5	$284.5	($2.3)	($3.1)
Same-Property EBITDA Margin	33.1%	33.4%	—	—
Same-Property EBITDA Margin growth rate	150 bps	175 bps	—	—

Corporate cash general and administrative expenses	$18.4	$18.4	$0.1	$0.1
Corporate non-cash general and administrative expenses	$8.2	$8.2	($0.9)	($0.9)

Total capital investments related to renovations, capital maintenance and return on investment projects	$90.0	$100.0	$10.0	—

Weighted-average fully diluted shares and units	72.7	72.7	—	—

The Company’s outlook for the fourth quarter of 2015 is as follows:

	Fourth Quarter 2015 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Same-Property RevPAR	$198.50	$202.50
Same-Property RevPAR growth rate	2.5%	4.5%

Same-Property EBITDA	$70.0	$72.0
Same-Property EBITDA Margin	32.3%	32.8%
Same-Property EBITDA Margin growth rate	75 bps	125 bps

Adjusted EBITDA	$64.1	$66.1

Adjusted FFO	$42.7	$44.7
Adjusted FFO per diluted share	$0.59	$0.61
Adjusted FFO per diluted share growth rate	27.4%	33.3%

Weighted-average fully diluted shares and units	72.7	72.7

The Company’s outlook for 2015 and the fourth quarter of 2015 reflects the Company’s 49 percent interest in the Manhattan Collection. The Company’s outlook incorporates all expected disruption associated with renovations later this year at Westin Colonnade Coral Gables, Prescott Hotel and The Nines, a Luxury Collection Hotel.

The Company’s estimates and assumptions for 2015 and fourth quarter 2015 for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property EBITDA, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate include the hotels owned as of September 30, 2015, as if they had been owned by the Company for all of 2015 and 2014, except for Hotel Vintage Portland, which is not included in the first quarter, LaPlaya Beach Resort & Club and The Tuscan Fisherman’s Wharf, a Best Western Plus Hotel, which are not included in the first and second quarters, and The Prescott Hotel San Francisco, which is not included in the fourth quarter. The Company’s 2015 outlook assumes no additional acquisitions beyond the hotels the Company owned as of September 30, 2015.

Third Quarter 2015 Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, October 23, 2015 at 9:00 AM ET. To participate in the conference call, please dial (888) 572-7034 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 37 hotels, including 31 wholly owned hotels with a total of 7,408 guest rooms and a 49% joint venture interest in six hotels with a total of 1,787 guest rooms. The Company owns, or has an ownership interest in, hotels located in 11 states and the District of Columbia, including: San Francisco, California; Los Angeles, California (Beverly Hills, Hollywood, Santa Monica and West Hollywood); Boston, Massachusetts; New York, New York; San Diego, California; Portland, Oregon; Buckhead, Georgia; Naples, Florida; Seattle, Washington; Miami, Florida; Washington, DC; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Nashville, Tennessee; Bethesda, Maryland and Minneapolis, Minnesota. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of October 22, 2015. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contact:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except for per share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$2,668,149	$2,343,690
Investment in joint venture	249,609	258,828
Ground lease asset, net	30,365	30,891
Cash and cash equivalents	38,561	52,883
Restricted cash	14,454	16,383
Hotel receivables (net of allowance for doubtful accounts of $208 and $139, respectively)	37,739	21,320
Deferred financing costs, net	7,043	6,246
Prepaid expenses and other assets	45,044	40,243
Total assets	$3,090,964	$2,770,484

LIABILITIES AND EQUITY

Liabilities:
Senior unsecured revolving credit facility	$175,000	$50,000
Term loans	525,000	300,000
Mortgage debt (including mortgage loan premium of $2,119 and $4,026, respectively)	434,305	493,987
Accounts payable and accrued expenses	148,841	106,828
Advance deposits	16,676	11,583
Accrued interest	2,620	2,382
Distribution payable	29,836	23,293
Total liabilities	1,332,278	988,073
Commitments and contingencies
Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $350,000 at September 30, 2015 and $350,000 at December 31, 2014), 100,000,000 shares authorized; 14,000,000 shares issued and outstanding at September 30, 2015 and 14,000,000 shares issued and outstanding at December 31, 2014	140	140
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 71,735,129 issued and outstanding at September 30, 2015 and 71,553,481 issued and outstanding at December 31, 2014	717	716
Additional paid-in capital	1,866,605	1,864,739
Accumulated other comprehensive income (loss)	(11,064)	(341)
Distributions in excess of retained earnings	(99,883)	(84,163)
Total shareholders’ equity	1,756,515	1,781,091
Non-controlling interests	2,171	1,320
Total equity	1,758,686	1,782,411
Total liabilities and equity	$3,090,964	$2,770,484

Pebblebrook Hotel Trust
Consolidated Statement of Operations
($ in thousands, except for per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Revenues:
Room	$154,120	$120,934	$400,397	$306,887
Food and beverage	47,421	38,577	137,482	106,442
Other operating	14,780	10,165	39,560	29,513
Total revenues	$216,321	$169,676	$577,439	$442,842

Expenses:
Hotel operating expenses:
Room	$33,706	$27,807	$92,671	$75,561
Food and beverage	32,834	27,596	93,611	76,562
Other direct and indirect	56,750	43,879	160,213	121,763
Total hotel operating expenses	123,290	99,282	346,495	273,886
Depreciation and amortization	24,645	17,396	70,855	49,514
Real estate taxes, personal property taxes, property insurance, and ground rent	12,700	9,539	34,865	26,847
General and administrative	7,907	7,208	21,648	18,946
Hotel acquisition costs	16	475	4,481	996
Total operating expenses	168,558	133,900	478,344	370,189
Operating income (loss)	47,763	35,776	99,095	72,653
Interest income	630	645	1,886	1,880
Interest expense	(11,107)	(7,278)	(28,684)	(19,609)
Equity in earnings (loss) of joint venture	2,899	3,450	1,771	4,470
Income (loss) before income taxes	40,185	32,593	74,068	59,394
Income tax (expense) benefit	(1,937)	(2,154)	(2,067)	(1,941)
Net income (loss)	38,248	30,439	72,001	57,453
Net income (loss) attributable to non-controlling interests	129	274	248	537
Net income (loss) attributable to the Company	38,119	30,165	71,753	56,916
Distributions to preferred shareholders	(6,488)	(6,428)	(19,463)	(18,591)
Net income (loss) attributable to common shareholders	$31,631	$23,737	$52,290	$38,325

Net income (loss) per share available to common shareholders, basic	$0.44	$0.36	$0.72	$0.59
Net income (loss) per share available to common shareholders, diluted	$0.43	$0.36	$0.72	$0.59
Weighted-average number of common shares, basic	71,735,129	64,859,494	71,709,380	64,133,134
Weighted-average number of common shares, diluted	72,451,310	65,346,188	72,492,913	64,613,449

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO, EBITDA, Adjusted FFO and Adjusted EBITDA
($ in thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net income (loss)	$38,248	$30,439	$72,001	$57,453
Adjustments:
Depreciation and amortization	24,587	17,353	70,677	49,383
Depreciation and amortization from joint venture	2,137	2,269	6,395	6,720
FFO	$64,972	$50,061	$149,073	$113,556
Distribution to preferred shareholders	$(6,488)	$(6,428)	$(19,463)	$(18,591)
FFO available to common share and unit holders	$58,484	$43,633	$129,610	$94,965
Hotel acquisition costs	16	475	4,481	996
Non-cash ground rent	595	620	1,785	1,645
Amortization of Class A LTIP units	—	395	2	1,185
Management/franchise contract transition costs	1,126	—	1,217	71
Interest expense adjustment for acquired liabilities	(169)	(827)	(1,538)	(1,904)
Capital lease adjustment	127	122	378	162
Non-cash amortization of acquired intangibles	247	235	853	390
Adjusted FFO available to common share and unit holders	$60,426	$44,653	$136,788	$97,510

FFO per common share - basic	$0.81	$0.67	$1.80	$1.47
FFO per common share - diluted	$0.80	$0.66	$1.78	$1.46
Adjusted FFO per common share - basic	$0.84	$0.68	$1.90	$1.51
Adjusted FFO per common share - diluted	$0.83	$0.68	$1.88	$1.50

Weighted-average number of basic common shares and units	71,971,480	65,467,485	71,945,731	64,741,125
Weighted-average number of fully diluted common shares and units	72,687,661	65,954,179	72,729,264	65,221,440

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Net income (loss)	$38,248	$30,439	$72,001	$57,453
Adjustments:
Interest expense	11,107	7,278	28,684	19,609
Interest expense from joint venture	2,302	2,302	6,836	6,836
Income tax expense (benefit)	1,937	2,154	2,067	1,941
Depreciation and amortization	24,645	17,396	70,855	49,514
Depreciation and amortization from joint venture	2,137	2,269	6,395	6,720

EBITDA	$80,376	$61,838	$186,838	$142,073
Hotel acquisition costs	16	475	4,481	996
Non-cash ground rent	595	620	1,785	1,645
Amortization of Class A LTIP units	—	395	2	1,185
Management/franchise contract transition costs	1,126	—	1,217	71
Non-cash amortization of acquired intangibles	247	235	853	390
Adjusted EBITDA	$82,360	$63,563	$195,176	$146,360

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO, because it believes that adjusting EBITDA and FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:

- Hotel acquisition costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Amortization of Class A LTIP units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.

The Company’s presentation of FFO in accordance with the NAREIT White Paper and EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Manhattan Collection Statements of Operations
(Reflects the Company's 49% ownership interest in the Manhattan Collection)
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenues:
Hotel operating revenues:
Room	$21,402	$21,301	$54,678	$57,070
Food and beverage	1,497	1,471	5,399	5,447
Lease revenue	398	393	1,196	1,177
Other operating	199	221	716	838
Total revenues	23,496	23,386	61,989	64,532

Expenses:
Total hotel expenses	16,137	15,331	46,904	46,386
Depreciation and amortization	2,137	2,269	6,395	6,720
Total operating expenses	18,274	17,600	53,299	53,106
Operating income (loss)	5,222	5,786	8,690	11,426
Interest income	—	1	1	2
Interest expense	(2,302)	(2,302)	(6,836)	(6,836)
Other	(21)	(35)	(84)	(122)
Equity in earnings of joint venture	$2,899	$3,450	$1,771	$4,470

Debt:	Fixed Interest Rate	Loan Amount
Mortgage(1)	3.61%	$225,400
Cash and cash equivalents		(7,909)
Net Debt		217,491
Restricted cash		(5,645)
Net Debt less restricted cash		$211,846

(1) Does not include the Company's pro rata interest of the $50.0 million of preferred capital the Company provided to the joint venture, in which the Company has a 49% ownership interest.

Notes:

These operating results reflect the Company's 49% ownership interest in the Manhattan Collection. The Manhattan Collection consists of the following six hotels: Manhattan NYC, Fifty NYC, Dumont NYC, Shelburne NYC, Gardens NYC and The Benjamin. The operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Entire Portfolio
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Total Portfolio
Same-Property Occupancy	88.4%	89.5%	84.8%	86.1%
Increase/(Decrease)	(1.3%)		(1.5%)
Same-Property ADR	$260.74	$247.57	$245.63	$232.89
Increase/(Decrease)	5.3%		5.5%
Same-Property RevPAR	$230.36	$221.58	$208.27	$200.53
Increase/(Decrease)	4.0%		3.9%

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of September 30, 2015. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of September 30, 2015, except for LaPlaya Beach Resort & Club and The Tuscan Fisherman's Wharf, a Best Western Plus Hotel, for Q1 and Q2 in both 2015 and 2014 and Hotel Vintage Portland for Q1 in both 2015 and 2014 because it was closed during the first quarter of 2015 for renovation.

Results for the Manhattan Collection reflect the Company's 49% ownership interest.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Wholly Owned
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Total Portfolio
Same-Property Occupancy	87.7%	89.2%	84.2%	85.7%
Increase/(Decrease)	(1.6%)		(1.7%)
Same-Property ADR	$257.75	$242.62	$244.09	$228.31
Increase/(Decrease)	6.2%		6.9%
Same-Property RevPAR	$226.14	$216.31	$205.62	$195.61
Increase/(Decrease)	4.5%		5.1%

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2015. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2015, except for LaPlaya Beach Resort & Club and The Tuscan Fisherman's Wharf, a Best Western Plus Hotel, for Q1 and Q2 in both 2015 and 2014 and Hotel Vintage Portland for Q1 in both 2015 and 2014 because it was closed during the first quarter of 2015 for renovation.

These hotel results do not include information for the six hotels that comprise the Manhattan Collection.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Manhattan Collection
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Total Portfolio
Same-Property Occupancy	93.6%	92.5%	89.3%	89.6%
Increase/(Decrease)	1.2%		(0.4%)
Same-Property ADR	$284.46	$287.94	$257.37	$268.29
Increase/(Decrease)	(1.2%)		(4.1%)
Same-Property RevPAR	$266.17	$266.21	$229.73	$240.35
Increase/(Decrease)	(0.0%)		(4.4%)

Notes:

This schedule of hotel results for the three months ended September 30 includes only information for the six hotels that comprise the Manhattan Collection. This schedule of hotel results for the nine months ended September 30 includes only information for the six hotels that comprise the Manhattan Collection as of September 30, 2015. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Entire Portfolio
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Same-Property Revenues:
Rooms	$175,522	$167,755	$452,060	$433,140
Food and beverage	48,918	48,704	140,791	138,699
Other	15,434	14,399	40,878	39,380
Total hotel revenues	239,874	230,858	633,729	611,219

Same-Property Expenses:
Rooms	$40,062	$39,996	$110,169	$110,826
Food and beverage	34,107	35,419	96,338	100,532
Other direct	4,007	4,970	10,337	13,163
General and administrative	20,324	18,401	56,855	51,336
Sales and marketing	16,826	15,203	49,152	43,875
Management fees	7,206	7,101	18,973	18,630
Property operations and maintenance	6,843	6,829	19,338	19,274
Energy and utilities	5,910	5,949	16,037	16,679
Property taxes	9,873	8,917	27,377	26,038
Other fixed expenses	6,097	6,444	16,522	17,241
Total hotel expenses	151,255	149,229	421,098	417,594

Same-Property EBITDA	$88,619	$81,629	$212,631	$193,625

Same-Property EBITDA Margin	36.9%	35.4%	33.6%	31.7%

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of September 30, 2015. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned, or had an ownership interest in, as of September 30, 2015, except for LaPlaya Beach Resort & Club and The Tuscan Fisherman's Wharf, a Best Western Plus Hotel, for Q1 and Q2 in both 2015 and 2014 and Hotel Vintage Portland for Q1 in both 2015 and 2014 because it was closed during the first quarter of 2015 for renovation.

Results for the Manhattan Collection reflect the Company's 49% ownership interest.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Wholly Owned
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Same-Property Revenues:
Rooms	$154,120	$146,453	$397,382	$376,070
Food and beverage	47,421	47,233	135,392	133,252
Other	14,837	13,787	38,966	37,365
Total hotel revenues	216,378	207,473	571,740	546,687

Same-Property Expenses:
Rooms	$33,706	$33,778	$91,977	$92,343
Food and beverage	32,831	34,083	92,028	95,683
Other direct	3,960	4,875	10,195	12,852
General and administrative	18,026	16,321	50,274	45,149
Sales and marketing	15,280	13,949	44,648	40,026
Management fees	6,529	6,397	17,214	16,672
Property operations and maintenance	5,960	5,997	16,668	16,777
Energy and utilities	5,218	5,222	14,117	14,503
Property taxes	7,645	6,958	20,954	20,325
Other fixed expenses	5,963	6,319	16,119	16,878
Total hotel expenses	135,118	133,899	374,194	371,208

Same-Property EBITDA	$81,260	$73,574	$197,546	$175,479

Same-Property EBITDA Margin	37.6%	35.5%	34.6%	32.1%

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2015. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2015, except for LaPlaya Beach Resort & Club and The Tuscan Fisherman's Wharf, a Best Western Plus Hotel, for Q1 and Q2 in both 2015 and 2014 and Hotel Vintage Portland for Q1 in both 2015 and 2014 because it was closed during the first quarter of 2015 for renovation.

These hotel results do not include information for the six hotels that comprise the Manhattan Collection.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Manhattan Collection
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Same-Property Revenues:
Rooms	$21,402	$21,301	$54,678	$57,070
Food and beverage	1,497	1,471	5,399	5,447
Lease revenue	398	393	1,196	1,177
Other	199	221	716	838
Total hotel revenues	23,496	23,386	61,989	64,532

Same-Property Expenses:
Rooms	$6,356	$6,218	$18,192	$18,483
Food and beverage	1,276	1,336	4,310	4,849
Other direct	46	97	143	310
General and administrative	2,298	2,080	6,581	6,187
Sales and marketing	1,547	1,254	4,504	3,849
Management fees	677	703	1,759	1,958
Property operations and maintenance	884	832	2,670	2,497
Energy and utilities	692	727	1,919	2,176
Property taxes	2,227	1,959	6,423	5,713
Other fixed expenses	134	125	403	364
Total hotel expenses	16,137	15,331	46,904	46,386

Same-Property EBITDA	$7,359	$8,055	$15,085	$18,146

Same-Property EBITDA Margin	31.3%	34.4%	24.3%	28.1%

Notes:

This schedule of hotel results for the three months ended September 30 includes only information for the six hotels that comprise the Manhattan Collection. This schedule of hotel results for the nine months ended September 30 includes only information for the six hotels that comprise the Manhattan Collection as of September 30, 2015. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

DoubleTree by Hilton Bethesda-Washington DC	X	X	X	X
Sir Francis Drake	X	X	X	X
InterContinental Buckhead Atlanta	X	X	X	X
Hotel Monaco Washington DC	X	X	X	X
The Grand Hotel Minneapolis	X	X	X	X
Skamania Lodge	X	X	X	X
Le Méridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia	X	X	X	X
Argonaut Hotel	X	X	X	X
The Westin San Diego Gaslamp Quarter	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
Viceroy Miami	X	X	X	X
W Boston	X	X	X	X
Manhattan Collection	X	X	X	X
Hotel Zetta	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Portland		X	X	X
W Los Angeles - West Beverly Hills	X	X	X	X
Hotel Zelos San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
The Redbury Hollywood	X	X	X	X
Hotel Modera	X	X	X	X
Hotel Zephyr Fisherman's Wharf	X	X	X	X
The Prescott Hotel San Francisco	X	X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X
The Westin Colonnade, Coral Gables	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X
Union Station Nashville Hotel, Autograph Collection	X	X	X	X
Revere Hotel Boston Common	X	X	X	X
LaPlaya Beach Resort & Club			X	X
The Tuscan Fisherman's Wharf, a Best Western Plus Hotel			X	X

Notes:

A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s third quarter Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned, or has an ownership interest in, as of September 30, 2015. Results for the Manhattan Collection reflect the Company's 49% ownership interest. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the Company's 2015 Outlook include all of the hotels the Company owned, or has an ownership interest in, as of September 30, 2015, except for LaPlaya Beach Resort & Club and The Tuscan Fisherman's Wharf, a Best Western Plus Hotel, in the first and second quarter, Hotel Vintage Portland in the first quarter because it was closed during the first quarter of 2015 for renovation, and Prescott Hotel in the fourth quarter because it is anticipated that it will be closed during the fourth quarter of 2015.

The operating statistics and financial results in this press release may include periods prior to the Company’s ownership of the hotels. The hotel operating estimates and assumptions for the Manhattan Collection included in the Company's 2015 Outlook only reflect the Company's 49% ownership interest in those hotels.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014	Full Year 2014

Occupancy	81%	88%	90%	82%	85%
ADR	$214	$239	$248	$238	$235
RevPAR	$173	$210	$222	$194	$200

Hotel Revenues	$191.8	$224.5	$230.9	$214.4	$861.6
Hotel EBITDA	$49.0	$75.8	$81.6	$67.6	$274.1
Hotel EBITA Margin	25.5%	33.8%	35.4%	31.6%	31.8%

	First Quarter 2015	Second Quarter 2015	Third Quarter 2015

Occupancy	79%	87%	88%
ADR	$229	$251	$261
RevPAR	$180	$218	$230

Hotel Revenues	$198.8	$232.2	$239.9
Hotel EBITDA	$54.5	$83.7	$88.6
Hotel EBITA Margin	27.4%	36.0%	36.9%

Notes:

These historical hotel operating results include information for all of the hotels the Company owned, or had an ownership interest in, as of September 30, 2015. The hotel operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Wholly Owned
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014	Full Year 2014

Occupancy	80%	87%	89%	80%	84%
ADR	$214	$232	$243	$226	$229
RevPAR	$172	$203	$216	$182	$193

Hotel Revenues	$175.2	$200.0	$207.5	$188.0	$770.6
Hotel EBITDA	$47.7	$67.0	$73.6	$57.4	$245.7
Hotel EBITA Margin	27.2%	33.5%	35.5%	30.5%	31.9%

	First Quarter 2015	Second Quarter 2015	Third Quarter 2015

Occupancy	79%	86%	88%
ADR	$233	$247	$258
RevPAR	$183	$213	$226

Hotel Revenues	$183.6	$208.9	$216.4
Hotel EBITDA	$54.5	$76.0	$81.3
Hotel EBITA Margin	29.7%	36.4%	37.6%

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of September 30, 2015, except for the Company's 49% interest in the Manhattan Collection. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Manhattan Collection
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014	Full Year 2014

Occupancy	84%	92%	92%	91%	90%
ADR	$213	$298	$288	$324	$282
RevPAR	$179	$275	$266	$293	$254

Hotel Revenues	$16.6	$24.5	$23.4	$26.4	$90.9
Hotel EBITDA	$1.3	$8.8	$8.1	$10.3	$28.5
Hotel EBITA Margin	7.7%	35.9%	34.4%	39.1%	31.3%

	First Quarter 2015	Second Quarter 2015	Third Quarter 2015

Occupancy	81%	93%	94%
ADR	$200	$279	$284
RevPAR	$161	$260	$266

Hotel Revenues	$15.2	$23.3	$23.5
Hotel EBITDA	$0.0	$7.7	$7.4
Hotel EBITA Margin	0.0%	33.1%	31.3%

Notes:

These historical hotel operating results include only information for the six hotel properties that comprise the Manhattan Collection. The hotel operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.